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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
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                                   FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              PP&L CAPITAL TRUST
      (Exact Name of Registrant as Specified in its Certificate of Trust)

Delaware                                    23-7879922
(State of Incorporation or Organization)    (IRS Employer Identification Number)

c/o Pennsylvania Power & Light Company
Two North Ninth Street
Allentown, PA                               18101
(Address of Principal Executive Offices)    (Zip Code)

                      PENNSYLVANIA POWER & LIGHT COMPANY
                    (Exact Name of Registrant as Specified
                     in its Certificate of Incorporation)

Pennsylvania                                23-0959590
(State of Incorporation or Organization)    (IRS Employer Identification Number)

Two North Ninth Street
Allentown, PA                               18101
(Address of Principal Executive Offices)    (Zip Code)

If this Form related to the Registration    If this Form relates to the
of a class of debt securities and is        registration of a class of debt
effective upon filing pursuant to General   securities and is to become
Instruction A(c)(1) please check the        effective simultaneously with the
following box. ( )                          effectiveness of a concurrent
                                            registration statement under the
                                            Securities Act of 1933 pursuant to
                                            General Instruction A(c)(2) please
                                            check the following box. ( )

Securities to be registered pursuant to
Section 12(b) of the Act:
                                            Name of Each Exchange on Which Each
Title of Each Class to be so Registered     Class is to be Registered
---------------------------------------     -----------------------------------

PP&L Capital Trust                          New York Stock Exchange
8.20% Trust Originated Preferred Securities
(and the Guarantee by Pennsylvania Power
& Light Company with respect thereto)

Securities to be registered pursuant to
Section 12(g) of the Act:

                                     None
                               (Title of Class)
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                                                                               2

Item 1.  Description of Registrant's Securities to be Registered.

     The 8.20% Trust Originated Preferred Securities ("Preferred Securities") of PP&L Capital Trust ("Capital"), a Delaware statutory business trust created under the laws of Delaware, registered hereby represent undivided beneficial interests in the assets of Capital and are guaranteed by Pennsylvania Power & Light Company ("PP&L"), a Pennsylvania corporation, to the extent set forth in the form of Guarantee by PP&L and The Chase Manhattan Bank, as Guarantee Trustee (the "Guarantee"), which is incorporated herein by reference to Exhibit 4.6 to the Registration Statement on Form S-3 (the "Registration Statement") of PP&L and Capital (File No. 333-20661), filed with the Securities and Exchange Commission (the "Commission"). The particular terms of the Preferred Securities and the Guarantee are described in the preliminary prospectus (the "Prospectus") which forms a part of the Registration Statement. The Prospectus and the form of Guarantee are incorporated by reference herein as set forth in Item 2 below. Such Prospectus as may hereafter be amended and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) is hereby incorporated by reference.

Item 2.  Exhibits.

          Filed herewith:

          Preliminary Prospectus pertaining to the offer and sale of the Preferred Securities, which forms a part of, and is incorporated by reference to, the Registration Statement.

          Certificate of Trust of PP&L Capital Trust (incorporated by reference to Exhibit 4.2 to the Registration Statement).

          Form of Amended and Restated Trust Agreement (incorporated by reference to Exhibit 4.4 to the Registration Statement).

          Form of Preferred Security (included in Exhibit 4.5 to the Registration Statement and incorporated by reference to such Exhibit in the Registration Statement).

          Form of Guarantee between Pennsylvania Power & Light Company, as Guarantor, and The Chase Manhattan Bank, as Guarantee Trustee (incorporated by reference to Exhibit 4.6 to the Registration Statement).

          Form of Junior Subordinated Indenture between Pennsylvania Power & Light Company and The Chase Manhattan Bank, as Debenture Trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement).

          Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, PP&L Capital Trust has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              PP&L Capital Trust

Date:  April 16, 1997         By: Pennsylvania Power & Light Company, as
                                  Depositor


                              By: /s/ John R. Biggar
                                  ____________________________
                                  Name:  John R. Biggar
                                  Title: Vice President-Finance